UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2011

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of Principal Executive Offices) (Zip Code)

(978) 421-9655

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2011, the Board of Directors of ZOLL Medical Corporation (the “Company”) approved certain amendments to the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), which became effective immediately. Such amendments are set forth in a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Certificate of Amendment provides that (i) in the absence of the Chairman of the Board of Directors, the Chief Executive Officer, instead of the President as previously set forth in the By-Laws, will preside at meetings of stockholders and meetings of the Board of Directors and (ii) special meetings of the Board of Directors may be called by, among others, the Chief Executive Officer instead of the President as previously set forth in the By-Laws. In addition, the Certificate of Amendment specifically adds the position of Chief Executive Officer to the enumerated officers that the Company must have and eliminates references to a Clerk and Assistant Clerk, which are no longer referenced in the Massachusetts corporate statute. The Certificate of Amendment provides that in the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer. The Certificate of Amendment also deletes the reference to the President being the chief executive officer of the Company, expands on the description of the role of the Secretary and adds a description of the position of Assistant Secretary.

The description of the amendments to the Company’s By-Laws contained in the Certificate of Amendment is qualified in its entirety by reference to the copy of the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: January 31, 2011	By:	/s/ Richard A. Packer
Richard A. Packer
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated By-Laws

4